CINCINNATI  FINANCIAL  CORPORATION

Investor Contact:  Heather J. Wietzel

513-870-2768

CINF-IR@cinfin.com

Media Contact:  Joan O. Shevchik

513-603-5323

Media_Inquiries@cinfin.com

Cincinnati Financial Corporation Comments on Full-year 2008 Outlook

• Current economic and pricing pressures raise strategic importance of growth initiatives

• Mild catastrophe losses in July and August followed by mid-September storms

• Capital gains expected for quarter, despite sales and expected write-offs of financial services holdings

Cincinnati, September 16, 2008 – Cincinnati Financial Corporation (Nasdaq: CINF) management will participate in the RBC Capital Markets Financial Institutions Conference in Boston on September 16 and 17, 2008, and speak with investors in Chicago and New York the following week. At those meetings, management expects to comment on modest revisions to its outlook for full-year 2008.

“2008 has been an unusual year for our company, our industry and the overall economy,” said Kenneth W. Stecher, president and chief executive officer. “While these events may hamper our near term results, we are staying focused on initiatives based on strategies that have produced value through many economic and insurance cycles. Over the years, we have deliberately created a large cushion of assets and financial flexibility, allowing us to consistently deliver superior products and service, increase shareholder dividends and invest in the future.”

Property Casualty Marketplace

Stecher said, “With continued pressure on the economy and on insurance prices, our earlier estimate that full-year 2008 premiums would decline no more than 5 percent now appears slightly optimistic. Our premium base for important business coverages is policyholder revenues and payrolls, which appear to be contracting. On the positive side, our independent agents continue to bring us quality business, and we continue to establish and successfully open new paths to future growth.

“In the past months, we solidified our plans to appoint agencies and begin writing business in selected Texas markets by year end. We introduced our excess and surplus lines capabilities to additional agencies in more states, staying on track with our plans to market these products in 33 states by year-end. We continued to appoint new agencies and introduce personal lines capabilities in new geographies. We look to 2009 for momentum in all of these areas, as well as advances in our technology that will make it even easier for agents and their policyholders to do business with our company.”

Third-quarter Catastrophe Losses

Stecher noted, “In our mid-year announcements, high catastrophe losses caused us to temper expectations for full-year property casualty profitability despite strong underlying trends. Through the first week of September, third-quarter severe weather losses appeared to return to a more normalized level and we are estimating total policyholder losses of up to $20 million for two July storms and one August storm.

“More recently, we believe our losses from Hurricane Ike in the Gulf Coast region will be minimal, but the hurricane led to September 14 wind storms in the Midwest. While it will be some time before power is fully restored to the region, our claims associates already are working alongside our agents to help policyholders and assess the extent of the damage.

“We will include complete third-quarter catastrophe loss data in our final third-quarter results to be announced on October 29, 2008,” Stecher added. “On August 6, 2008, we had indicated that we believed our full-year combined ratio might exceed 100 percent, with catastrophe losses contributing as much as 9 percent to the ratio. Until more information is available on the September 14 wind losses as well as any subsequent catastrophe events, we cannot determine if these metrics require adjustment, although we continue to see strong underlying insurance profitability.”

Investment Portfolio

Stecher noted, “As previously announced, financial market conditions have presented ongoing challenges to our investment portfolio in 2008, with full-year investment income now expected to decline more than 10 percent from 2007. These market events continue to offset the benefits of our actions.

“We manage our portfolio to balance near-term income generation with long-term book value growth potential. The July sale of more than half of our Fifth Third Bancorp (NASDAQ:FITB) position yielded a net after-tax realized investment gain of $225 million that will be included in third-quarter results with other sales that also produced gains. We expect those positives to be tempered by selected security sales that resulted in realized losses and by market value declines that require non-cash other-than-temporary impairment charges to be recognized in income under accounting principles generally accepted in the United States of America (GAAP), including those associated with holdings that have remained at depressed levels throughout the year due to financial market conditions. Changes in the market value of securities normally are reflected in accumulated other comprehensive income on the balance sheet.

“At June 30, 2008, we held several securities of issuers that have been under scrutiny in recent weeks. We have sold most of the $24 million of Lehman Brothers Holdings Inc. (NYSE:LEH) preferred stock and debt securities held at June 30, 2008, and expect to record a third-quarter realized loss on the sale of $9 million. We anticipate impairing the approximately $50 million of Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation preferred stocks we held at June 30, 2008. We also hold Fannie Mae and Freddie Mac bonds, representing approximately 3 percent of invested assets, which continue to trade in line with June 30 values. We are monitoring for potential impairment at quarter end our preferred stock and debt security holdings of American International Group (NYSE:AIG) and its subsidiaries. We held AIG-related securities with a book value of $81 million at September 15, 2008,” Stecher added.

“Cincinnati Financial and The Cincinnati Insurance Companies are prepared to weather storms of all kinds. We remain committed to bringing superior claim service to policyholders and increasing dividends to shareholders. Further, we have the strength to deliver on this commitment thanks to our longstanding practices of maintaining strong policy reserves, a healthy premiums-to-surplus ratio and an extra layer of assets at the parent-company level,” Stecher concluded.

Cincinnati Financial’s second-quarter 2008 portfolio of securities owned is available on the quarterly results page of the Investor section of the company’s Web site (www.cinfin.com/investors).

Cincinnati Financial Corporation offers property and casualty insurance, our main business, through our three standard market companies, The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Specialty Underwriters Insurance Company provides excess and surplus lines property and casualty insurance. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CSU Producer Resources Inc., is our excess and surplus lines brokerage, serving the same local independent agencies that offer our standard market policies. CFC Investment Company offers commercial leasing and financial services. CinFin Capital Management Company provides asset management services to institutions, corporations and nonprofit organizations. For additional information about the company, please visit www.cinfin.com.

Mailing Address:

Street Address:

P.O. Box 145496

6200 South Gilmore Road

Cincinnati, Ohio 45250-5496

Fairfield, Ohio 45014-5141

Safe Harbor Statement

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2007 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 21. Although we often review and update our forward-looking statements when events warrant, we caution our readers that we undertake no obligation to do so.

Factors that could cause or contribute to such differences include, but are not limited to:

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Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes

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Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

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Multi-notch downgrades of the company’s financial strength ratings

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Concerns that doing business with the company is too difficult or

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Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace

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Further decline in overall stock market values negatively affecting the company’s equity portfolio and book value; in particular further declines in the market value of financial sector stocks, including Fifth Third Bancorp (NASDAQ:FITB)

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Securities laws that could limit the manner, timing and volume of our investment transactions

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Events, such as the credit crisis triggered by subprime mortgage lending practices, that lead to:

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Significant decline in the value of a particular security or group of securities, such as our financial sector holdings, and impairment of the asset(s)

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Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities

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Significant rise in losses from surety and director and officer policies written for financial institutions

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Recession or other economic conditions or regulatory, accounting or tax changes resulting in lower demand for insurance products

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Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments

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Inaccurate estimates or assumptions used for critical accounting estimates

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Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

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Changing consumer buying habits and consolidation of independent insurance agencies that could alter our competitive advantages

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Increased frequency and/or severity of claims

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Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements

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Ability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers

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Increased competition that could result in a significant reduction in the company’s premium growth rate

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Underwriting and pricing methods adopted by competitors that could allow them to identify and flexibly price risks, which could decrease our competitive advantages

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Personal lines pricing and loss trends that lead management to conclude that this segment could not attain sustainable profitability, which could prevent the capitalization of policy acquisition costs

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Actions of insurance departments, state attorneys general or other regulatory agencies that:

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Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business

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Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations

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Increase our expenses

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Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

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Limit our ability to set fair, adequate and reasonable rates

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Place us at a disadvantage in the marketplace or

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Restrict our ability to execute our business model, including the way we compensate agents

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Adverse outcomes from litigation or administrative proceedings

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Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

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Investment activities or market value fluctuations that trigger restrictions applicable to the parent company under the Investment Company Act of 1940

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Events, such as an epidemic, natural catastrophe, terrorism or construction delays, that could hamper our ability to assemble our workforce at our headquarters location

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as recent measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

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